Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-46735 and 333-88306 of Alliant Energy Corporation on Forms S-8 of our report dated July 3, 2002, appearing in this Annual Report on Form 11-K of the Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2001.





/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
July 9, 2002




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